Exhibit 10.13(d)

FOURTH AMENDMENT TO LEASE

This is the Fourth Amendment (“Fourth Amendment”) to that certain Lease dated September 5, 2017 as amended by the First Amendment thereto dated January 21, 2018 the Second Amendment thereto dated March 27, 2018 and the Third Amendment thereto dated April 23, 2018 (the “Lease”) made and entered into by and between OUSTER, INC., a Delaware corporation (“Tenant”) and MISSION CREATIVE OWNERSHIP, LLC, a Delaware limited liability company (“Landlord”).

RECITALS

WHEREAS, Landlord and Tenant are parties to the above referenced Lease for Premises located at 2741 16th Street, San Francisco, California 94107 (the “Premises”); and

WHEREAS, in connection with the improvement of Premises by Tenant, Landlord agreed pursuant to the Workletter attached to the Lease as Exhibit B (“Workletter”) to contribute to the cost of the planned seismic upgrades to the Premises; and

WHEREAS, as hereinafter set forth Landlord and Tenant have now agreed on the final amount to be contributed by Landlord; and

WHEREAS, Landlord and Tenant have also agreed that Tenant may construct a roof deck on top of the Building pursuant to and in accordance with the terms and conditions hereinafter set forth; and

WHEREAS, capitalized terms which are not otherwise defined herein shall be deemed to have the same meanings herein as are ascribed to such terms in the Lease.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is amended as follows.

AGREEMENT

1.    Finalization of Landlord’s Contribution the Seismic Upgrades. Landlord and Tenant hereby agree that pursuant to Paragraph 9 of the Workletter and Paragraph 7 of Attachment A to the Workletter, it has been finally determined and agreed that Landlord’s total contribution to the cost of the seismic upgrades shall be $546,667.99, allocated and determined as shown in Exhibit A, attached hereto. This is a final determination and in no event and under no circumstances shall said amount be subject to change.

2.    Tenant’s Construction and Use of Roof Deck. Landlord hereby approves Tenant’s construction of a roof deck on a portion of the roof of the Building, at the location and pursuant to the plans and specifications attached hereto as Exhibit B. Said roof deck shall be constructed and completed as a part of and at the same time Tenant’s Work is constructed and completed pursuant to the Workletter. Landlord shall contribute $200,000.00 to the cost of the rook deck, which contribution shall be in addition to Landlord’s Contribution as set forth in the Workletter. Said contribution shall be disbursed in accordance with the same procedure used for the disbursement of the remainder of Landlord’s Contribution. Any additional cost related to the development and construction of the roof deck, foreseen or unforeseen, shall be at Tenant’s sole cost and expense.

Tenant shall maintain the roof deck in good condition and repair throughout the Term of the Lease at its sole cost and expense and shall leave the roof deck in place at the end of the Term fully maintained and in good condition and repair, normal wear and tear excluded. Tenant shall comply with Landlord’s recommendations regarding the cleaning and sealing or painting of the wood and metal components of the roof deck so as to prevent rot, rust and deterioration and so as to maintain the appearance of the roof deck.

Subject to Landlord’s use of the roof deck for purposes of operation, maintenance and repair of the Building, Tenant shall have the right to use the roof deck in conjunction with its use of the Premises; provided that Tenant shall comply with all applicable governmental laws and regulations in its use thereof and shall limit its activities to those that do not disrupt neighbors. Tenant shall not use the roof deck in any manner that could adversely affect the integrity of or damage the Building’s roof membrane and Tenant shall take all necessary precautions to prevent membrane punctures or other damage by sharp objects or otherwise. Tenant shall not allow any persons to walk upon the portions of the roof which are not a part of the roof deck. All items placed on the roof deck must be pre-approved by Landlord and Tenant shall not place any item on the roof deck that produces heat or fire or is visible from the street below and Tenant agrees that Tenant’s use of the roof deck is at Tenant’s sole risk. Tenant shall take all necessary precautions so that items on the roof deck do not fall off the roof, including without limitation any precautions that may be suggested by Landlord. Landlord shall have no liability to Tenant for any loss, cost, claim, liability or expense arising out of Tenant’s use of the roof deck and Tenant’s indemnification and insurance provisions contained in this Lease shall extend to and apply to Tenant’s use of the roof deck. Landlord may restrict or prohibit Tenant’s use of the roof deck if Tenant fails to comply with this paragraph after due notice from Landlord and Tenant’s failure to respond in a responsible manner.

3.    Status of Lease. Except as set forth herein, the Lease shall remain unamended and in full force and effect. This Fourth Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Fourth Amendment. If any provision of the Lease conflicts with the terms of this Fourth Amendment, then the provisions of this Fourth Amendment shall control.

4.    Representations and Warranties of Tenant. As a material inducement to Landlord to enter into this Fourth Amendment, Tenant represents and warrants to Landlord that, as of the date of this Fourth Amendment, to Tenant’s knowledge, there are no defaults by Landlord or Tenant under the Lease, and no circumstance has occurred which, but for the expiration of any applicable grace period, would constitute an event of default by Landlord or Tenant under the Lease.

5.    Entire Agreement. All understandings and agreements, oral or written, previously made between the parties hereto pertaining to the subject matter hereof are merged in this Fourth Amendment, which alone fully and completely expresses the agreement between Landlord and Tenant. No modification, waiver or amendment of this Fourth Amendment or of any of its conditions or provisions shall be binding upon Landlord unless in writing signed by Landlord.

6.    Authority. Each signatory of this Fourth Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Each provision of this Fourth Amendment shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also of their respective heirs, legal representatives, successors and assigns.

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7.    Signatures. The parties hereto consent and agree that this Fourth Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Fourth Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Fourth Amendment electronically, and (2) the electronic signatures appearing on this Fourth Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment to Lease, containing a total of 13 pages, as of the 4th day of April, 2019.

TENANT

OUSTER, INC., a Delaware corporation

By:	/s/ Chris Adams-Hart

Print Name: Chris Adams-Hart

Its: Director of IT & Facilities

By:

Print Name:

Its:

Date:	8/6/19

LANDLORD

MISSION CREATIVE OWNERSHIP, LLC, a Delaware limited liability company

By:	/s/ Scott Eschelman
Title:	M. Partner

Date:	4/4/19

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